THIS CONVERTIBLE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE WHICH OTHER COUNSEL IS SATISFACTORY TO THE COMPANY THAT SUCH NOTE AND/OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE HOLDER SHOULD BE AWARE THAT IT WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.



                                 INSURION, INC.
                             5 1/2% Convertible Note
                                Due June 30, 2003
                                                                    May 29, 1998

         INSURION, INC., a Pennsylvania corporation (the "Company"), for value received, hereby promises to pay to [***] (the "Holder") upon due presentation and surrender of this Note, on June 30, 2003, (the "Maturity Date") the principal amount of $5,000,000, and accrued interest thereon as hereinafter provided.

               1. PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

                  Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or as otherwise provided herein. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of the principal amount from time to time outstanding shall be accrued by the Company at the rate equal to five and one-half percent (5 1/2%) per annum. Interest shall be accrued and payable by the Company at the time of conversion or the Maturity Date, at the option of the Company, in cash, additional convertible securities, or shares of the Company's common stock,provided that an Event of Default (as defined in Section 4) shall not have occurred and be continuing. If interest is paid by shares of the Company's common stock, interest will be payable by the issuance to the Holder of the number of shares of the Company's Stock (as hereinafter defined) equal to the dollar amount of interest to be paid divided by the Conversion Price (as defined in Section 6). Both principal hereof and interest thereon are payable at the Holder's address set forth herein or such other address as the Holder shall designate from time to time by written notice to the Company. Prior to any sale or other disposition of this Note, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

         2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Holder that:

                  (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

                  (b) the Company has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. This Note and the transactions contemplated herein have been duly approved by all necessary action on the part of the Company. This Note, when duly executed and delivered by the Company, will constitute the valid, legal and binding agreement of the Company, enforceable in accordance with its terms;

                  (c) the Company is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary. The execution, delivery and performance of this Note by the Company and the consummation of the transactions contemplated hereby will not: (i) require the consent, approval or authorization of any person, corporation or public authority; (ii) violate, with or without notice or the passage of time, or both, any provisions of law applicable to the Company, or (iii) conflict with or result in the breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of the Company;

                  (d) the Stock (as hereinafter defined) to be issued pursuant to the conversion of this Note is duly authorized and there are no restrictions, regulatory or otherwise, which would prevent the Company from issuing the Stock if and when the Holder exercises its right of conversion; and

                  (e) the Company was incorporated on March 26, 1998, and its authorized capital consists of twenty million (20,000,000) shares of common voting stock, par value $0.10 per share (the "Class A Common Stock"), twenty million (20,000,000) shares of common voting stock, par value $0.10 per share (the "Class B Common Stock"), and five million (5,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of which eight hundred seventy-five thousand (875,000) shares of Class A Common Stock are issued and outstanding and owned by Provident American Corporation ("PAMCO").


               3. REPRESENTATIONS AND WARRANTIES OF THE HOLDER.
                  The Holder understands that this Note, and the Stock issuable upon conversion of this Note, are being sold under one or more exemptions from registration provided in the Securities Act of 1933, as amended (the "Act") and limited offering exemptions contained in the securities laws of other jurisdictions; that it is purchasing the Note, and upon the conversion the Stock, without being furnished any offering literature, prospectus, or business plan; that this transaction has not been examined by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any other jurisdiction; that all documents, records, and books pertaining to this investment requested by the Holder have been made available by the Company to the Holder and its representatives, including its attorney, its accountant, and/or its authorized representatives; and that the books and records of the Company have been and will be available for inspection by the Holder at the Company's offices upon reasonable notice during reasonable business hours. The Holder hereby further represents and warrants as follows:

                  (a) the Holder is a business corporation organized under the laws of Florida, all of the issued and outstanding capital stock of which is owned by [***];

                  (b) the Holder understands and has fully considered for the purposes of the investment in this Note that there are substantial restrictions on the transferability of the Note and any Stock into which this Note may be convertible under the Act and applicable state securities laws and such registration is not required;

                  (c) the Holder confirms that it is able to bear the economic risk of its investment in this Note and the Stock into which this Note is convertible, and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Note and in the Stock into which the Note is convertible;

                  (d) the Holder understands that (1) there are no financial statements available for the Company, the Company has not filed any statement or report with any governmental agency nor has the Company's operations been included in any such report filed by any affiliate of the Company, and (2) the Company has not engaged in business, has paid no dividends, there is no recognized market for the Company's Stock or this Note, and the Company's sole asset is its interest as an assignee of a certain Agreement between Provident Health Services, Inc. and America OnLine, Inc. dated February 1, 1998, a copy of which has been provided to the Holder;

                  (e) the Holder acknowledges that it is a party to a Health Plan Administrative Services Agreement effective February 1, 1998 (the "Administration Agreement") with PAMCO, Provident Indemnity Life Insurance Company ("PILIC"), and Provident American Life & Health Insurance Company ("PALHIC") pursuant to which the Holder is administering substantially all of the health insurance business underwritten by PILIC and PALHIC, and that in connection with the negotiation and execution of the Administration Agreement the Holder became familiar with the business and financial affairs of PAMCO, PILIC and PALHIC and those contemplated for the Company;

                  (f) the Holder consents to the placement of a legend on the certificates representing the Stock issuable upon the conversion of this Note, which legend will be in substantially the following form:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SHARES IS PROHIBITED UNLESS THE DISPOSITION IS SATISFACTORY IN THE OPINION OF COUNSEL FOR THE COMPANY THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATUTES. BY ACQUIRING THE SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SHARES WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER."

                  (g) The Holder has been advised by the Company and understands that the Holder has all rights under the applicable state securities laws, if any, with respect to the cancellation and withdrawal of this Note.

The foregoing representations, warranties, and undertakings are made by the Holder with the intent that they be relied upon in determining its suitability as an investor in the Company, and the Holder hereby agrees that such representations and warranties shall survive the issuance of the Note or the Stock.


         4.       EVENTS OF DEFAULT.

                  It shall be an Event of Default with respect to this Note upon the occurrence and continuation uncured of any of the following events:

                  4.1 This Note.

                      (a) a default in the payment of the principal or interest on this Note, when and as the same shall become due and payable, either by the terms hereof or upon redemption or otherwise and the default continues uncured for a period of ten (10) days after written notice thereof; or

                      (b) a default in the performance, or breach, of any material covenant of the Company in this Note (other than a covenant or a default which is elsewhere herein specifically dealt with as an Event of Default), and the continuance of such default or breach uncured for a period of sixty (60) days after written notice thereof, or within a reasonable time thereafter, provided the Company utilizes its best efforts therefor.

                  4.2 Bankruptcy. The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of one hundred twenty (120) days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.


         5.       REMEDIES UPON DEFAULT.

                  5.1 Acceleration. Upon each occurrence of an Event of Default and at any time during the continuation thereof (unless the principal of this Note shall already have become and be due and payable), the Holder, by notice in writing given to the Company, may declare the principal of the Note then outstanding and all interest thereon to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

                  5.2 Proceedings and Actions. During the continuation of any one or more Events of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, except as hereinafter set forth, and shall be entitled to receive therefrom payment on such claims up to an amount not exceeding the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection.


         6.       CONVERSION.

                  6.1 Exercise of Conversion Privilege. During the term of this Note, the principal amount represented by this Note is convertible at the Holder's option in whole or in part on the date which is one day prior to the settlement or the completion of the first to occur of the following events:

                      (a) the sale of all or substantially all of the business or assets of the Company;

                      (b) the sale or transfer by PAMCO of fifty percent (50%) or more of the outstanding capital stock of the Company in single or series of transactions to a person or entity not owned or controlled by PAMCO;

                      (c) the acquisition of eighty percent (80%) or more of the then outstanding capital stock of the Company by an unaffiliated third party;

                      (d) May 29, 1999; or

                      (e) the Company's first offering of its common stock that is registered under the Securities Act of 1933, as amended, which offering is underwritten on a firm commitment or best efforts basis and produces gross proceeds in excess of $25,000,000.


The principal amount represented by this Note is convertible into the number of fully paid and non-assessable shares of the Company's Class A Common Stock (the "Stock") which is equal to the greater of (i) One Hundred Twenty-Five Thousand (125,000) shares at the conversion price of one (1) share of Stock for each $40.00 of principal to be converted, and subject to adjustment as hereinafter provided (the "Conversion Price"), and (ii) twelve and one-half percent (12.5%) of the Company's outstanding common stock as calculated on a Fully Diluted Basis after such conversion. "Fully Diluted Basis" shall mean that, for purposes of calculating the total outstanding number of shares of the Company's common stock, all shares of any series of the Company's Preferred Stock which are convertible into shares of the Company's Class A Common Stock shall be deemed to have been converted into Class A Common Stock and, except as described below, all outstanding options or warrants to acquire Class A Common Stock shall be assumed to be exercised, converted and exchanged into the shares of Class A Common Stock into which they, pursuant to their terms, may then or thereafter upon the passage of time be exercised, converted or exchanged. For purposes of determining the aggregate of outstanding Class A Common Stock, unexercised stock options issued to employees or directors for compensatory purposes pursuant to an employee stock option or other stock incentive plan approved by a majority of the outside directors of the Board of Directors of Insurion shall be deemed to not have been exercised, and for purposes of determining the aggregate shares of Class A Common Stock held by any person, all such stock options held by such person shall be deemed to be exercised. This Note is convertible upon surrender of a certificate representing the principal amount to be converted, at the office of the Company, accompanied by a written notice of conversion in the form annexed hereto to the Company duly executed by the Holder or its duly authorized attorney. If this Note is converted in part only, the Company will issue a new note representing the outstanding principal amount not so converted. No adjustments in respect of cash dividends will be made upon any conversion.

                  6.3 Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the exercise of conversion rights hereunder:
(i) declare or pay to the holders of the Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) combine, subdivide or otherwise reclassify its Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; or
(iv) make any distribution of its assets to holders of the Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, in each case, the Conversion Price, and the number and kind of shares of the Stock receivable upon conversion of each dollar of the principal amount represented by this Note, in effect at the time of the record date for such dividend or distribution, or on the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the Holder upon the subsequent exercise of conversion rights, shall receive, in addition to or in substitution for the shares of Stock to which it would otherwise be entitled upon such exercise, such additional shares of capital stock of the Company, or such reclassified shares of capital stock of the Company, or such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events. Such adjustment shall be made successively whenever any of the foregoing events shall occur.

                  6.4 Notice to Holder. If, at any time while this Note is outstanding, the Company shall pay any dividend on the Stock payable in cash or in stock, shall offer to the holders of the Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the Holder at the addresses for notices set forth herein, at least ten (10) days prior to the record date as of which holders of the Stock shall participate in such dividend, distribution or subscription or other rights or at least ten (10) days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

                  6.5 Adjustments to Conversion Price. Subject to the provisions of Section 6.5(viii) hereof, the Conversion Price in effect at the time of the exercise of conversion rights hereunder as set forth in Section 6.1 shall be subject to adjustment from time to time as follows:

                      (i) Issuance of Common Stock or Convertible Securities. If at any time after the date of issuance hereof the Company shall issue and sell any shares of the Class A Common Stock, or grant or issue any rights or options exercisable for the purchase of stock or other securities convertible into or exchangeable for the Class A Common Stock (such convertible stock or securities being herein collectively referred to as; "Convertible Securities") other than:
(1) shares issued in a transaction described in Section 6.5(ii); or (2) shares issued, subdivided or combined in transactions described in this Section 6 (provided that the Conversion Price shall have been previously adjusted pursuant thereto); then the Conversion Price in effect immediately prior to such issuance or sale (the "Applicable Conversion Price") shall simultaneously with such issuance or sale, be adjusted to equal a price determined by multiplying the Applicable Conversion Price by a fraction, the numerator of which shall be:

         (A) the number of shares of the Class A Common Stock for which the aggregate consideration received for the issuance or sale of such additional Class A Common Stock as determined in accordance herewith, or Convertible Securities deemed to be an issuance of the Class A Common Stock as provided in Section 6.5(iv), would purchase (including any consideration received by the Company upon the issuance of any shares of Class A Common Stock since the date the Applicable Conversion Price was established not previously included in any computation resulting in an adjustment pursuant to this Section 6.5(i)) at the Applicable Conversion Price in effect immediately prior to such issuance or sale; and the denominator of which shall be

         (B) the number of shares of such additional Class A Common Stock issued or deemed to be issued (as provided in Section 6.5(iv)) in such issuance or sale;

provided, however, that no such adjustment shall be made if the Applicable Conversion Price thus obtained would be greater than the Applicable Conversion Price immediately prior to such adjustment.

                      (ii) Exclusions. Anything in this Section 6.5 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Stock Option Plans or any other bona fide employee, agent or director benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors, as may be amended from time to time, or under any other bona fide employee, agent or director benefit plan hereafter adopted by the Company's Board of Directors.

                      (iii) Computations. For the purpose of this Section, the following provisions shall be applicable:

         (A) In case of the issuance or sale of additional shares of the Class A Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

         (B) In the case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company upon conversion of such Convertible Securities.

         (C) In the case of the issuance of shares of the Class A Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accreted value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

         (D) In case of the issuance of additional shares of the Class A Common Stock upon the exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for the Class A Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensation incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such exchange shall be determined in the same manner as provided in paragraphs (A) and (B) above with respect to the consideration received by the Company in case of the issuance of additional shares of the Class A Common Stock or Convertible Securities.

                                      -10

        (E) In the case of the issuance of additional shares of the Class A Common Stock as a dividend, the aggregate number of shares of the Class A Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue the Class A Common Stock as a dividend, no adjustment of the Applicable Conversion Price shall be required by reason of the fixing of such record date.

                      (iv) Deemed Issuances of the Stock. For purposes of the adjustment provided for in Section 6.5(i) above, if at any time the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of the Class A Common Stock issuable upon conversion of the total amount of such Convertible Securities.

                      (v) Readjustments. On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of the Class A Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made on only the basis of the Conversion Price as readjusted under this Section 6.5(v) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such Convertible Securities.

                      (vi) De Minimis Adjustments. Anything in this Section 6.5 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such Conversion Price; provided, however, that any adjustments which by reason of this subsection 6.5(vi) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 6.5 shall be made to the nearest cent.

                      (vii) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Company shall promptly deliver a notice to the Holder, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                      (viii) Termination of Adjustment of Conversion Price. The adjustment set forth in this Section 6.5 shall be made until the date of the occurrence of the event set forth in Section 6.1(e) hereof, and after that date, the Conversion Price shall not be adjusted.

                  6.6 Assurances. The Company shall be under no obligation to effect such conversion into the Stock until either it has received such assurances as it may require that the Stock to be so issued is being taken for investment and not for distribution or such issuance is exempt from registration under the Act or a registration statement under the Act with respect to the Stock has been declared effective.

         7.       PREPAYMENT.

                  This Note may be prepaid in whole or in part, at any time without premium or penalty at the option of the Company at a prepayment price equal to 100% of the principal amount to be prepaid plus interest to the prepayment date. In order to exercise its right of prepayment hereunder, the Company shall send written notice to the Holder of the Company's intention to exercise its prepayment rights hereunder. In the case of partial prepayment, the amount and other details thereof shall be noted on this Note. Following the date of notice of prepayment, or partial prepayment as the case may be, the Holder shall have a period of ninety (90) calendar days to exercise the conversion rights provided in Section 6 hereof. After the expiration of such ninety (90) day period, unless the Company shall have failed to tender to the Holder the amount to be prepaid and accrued interest under this Note, the Holder shall have no further rights of conversion.

          8.      TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

                  8.1 The Holder of this Note, each transferee hereof and any Holder and transferee of the Stock, by acceptance thereof, agrees that (i) no public distribution of the Note or the Stock will be made in violation of the Act, and (ii) during such period as the delivery of a prospectus with respect to the Stock may be required by the Act, no public distribution of the Stock will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with applicable state securities laws.

The Holder of this Note and each transferee hereof further agrees that if any distribution of any Stock is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of this Note that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Note.

                  8.2 Neither this Note, the Stock, nor any other security issued or issuable upon conversion of this Note may be sold or otherwise disposed of except as follows:

                      (1) To a person who, in the opinion of counsel to the Company, is a person to whom this Note or the Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Subsection (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Note, the Stock or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

                      (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                  8.3 Each certificate for the Stock issued upon conversion of this Note shall bear a legend relating to the non-registered status of the Stock under the Act unless, at the time of conversion of this Note, the Stock is subject to a currently effective registration statement under the Act.

         9.       MISCELLANEOUS.

                  9.1 Financial Statements and Other Information. Until the earlier to occur of (i) Insurion's registration of one or more classes of its securities under the Securities Exchange Act of 1934, as amended, or (ii) following the conversion of this Note, HPS ceasing to own at least 100,000 shares of Series A Common Stock of Insurion, Insurion will deliver to HPS:

                      (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of Insurion for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of Insurion as of the end of such monthly period, setting forth in each case comparisons to the Annual Budget (as defined below) and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied;

                      (ii) as soon as available and in any event within 120 days after the end of each fiscal year, unaudited consolidated statements of income and cash flows of Insurion for such fiscal year, and unaudited consolidated balance sheets of Insurion as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by a copy of such firm's annual management letter to the board of directors;

                      (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of Insurion's operations or financial affairs given to Insurion by its independent accountants (and not otherwise contained in other materials provided hereunder);

                      (iv)(A) at least 30 days (but not more than 90 days) prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for Insurion for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), based on assumptions set forth therein reasonably believed by Insurion to be fair and reasonable in light of the historical financial performance of the company and of current and reasonably foreseeable business conditions (the "Annual Budget"), (B) promptly upon preparation thereof any other significant budgets prepared by Insurion and any revisions of such annual or other budgets, and (C) within 30 days after any monthly period in which there is a material adverse deviation from the Annual Budget, an Officer's Certificate explaining the deviation and what actions Insurion has taken and proposes to take with respect thereto;

                      (v) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Default (as defined in the Convertible Note) or any other material adverse event or circumstance affecting Insurion (including, without limitation, the filing of any material litigation against Insurion or the existence of any dispute with any person which involves a reasonable likelihood of such litigation being commenced), accompanied by an Officer's Certificate specifying the nature and period of existence thereof and what actions Insurion has taken and proposes to take with respect thereto;

                      (vi) copies of all financial statements, proxy statements, reports and any other general written communications which Insurion sends to its shareholders, and copies of all press releases and other statements made available generally by Insurion to the public concerning material developments in Insurion's business, which Insurion will use its best efforts to deliver within ten days after transmission thereof; and

                      (vii) with reasonable promptness, such other information and financial data concerning Insurion as HPS reasonably requests.

                  The financial statements referred to in subsections 9.1(i) and 9.1(ii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of Insurion taken as a whole).

                  Notwithstanding anything contained herein to the contrary, HPS
(a) acknowledges that Insurion may not have accounting staff in place at the inception of this Agreement, and (b) agrees that until such staff is in place, but in no event later than September 30, 1998, Insurion shall be obligated to deliver only such financial statements as it is preparing in the normal course of business or for other prospective investors.

                  9.2 Inspection of Property. Insurion shall permit any representatives designated by HPS, upon reasonable written notice and during normal business hours and such other times as HPS may reasonably request, to (i) visit and inspect any of the properties of Insurion, (ii) examine the corporate and financial records of the company, and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of Insurion. The presentation of an executed copy of this Agreement by HPS to Insurion's independent accountants shall constitute Insurion's permission to its independent accountants to participate in discussions with such persons.

                  9.3 Registered Owner; Note Non-Transferable. The Company shall consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary. This Note is non-transferable, except by operation of law or pursuant to Section 8, and is non-negotiable. In the case of any transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address and to submit appropriate evidence satisfactory to the Company regarding such transfer so that this Note may be registered in the name of the transferee.

                  9.4 Notices. Any notice hereunder, if mailed, shall be deemed given and received 48 hours after mailing, and if sent by professional express service, notice shall be deemed given and received at the time of actual delivery. Notices shall be sent to the following addresses, or such other addresses as the parties shall designate in writing from time to time:


                           IF TO THE COMPANY:

                                         Insurion, Inc.
                                         Attention:  Alvin H. Clemens
                                         Chairman

                           If Delivered by Hand:

                                         2500 DeKalb Pike
                                         Norristown, PA  19404-0511

                           If Delivered by U.S. Mail:

                                         P.O. Box 511
                                         Norristown, PA  9404-0511

                           If Delivered by Fax:

                                         610/279-0410


                           with a copy to:  M. F. Beausang, Jr., Esquire
                                            Butera, Beausang, Cohen & Brennan
                                            630 Freedom Business Center
                                            Suite 630
                                            King of Prussia, PA  19406



                           IF TO THE HOLDER:
                                         [***]
                                         Attention: [***]
                                         [***]

                           If Delivered by Hand:

                                         [***]
                                         [***]

                           If Delivered by U.S. Mail:

                                         [***]
                                         [***]

                           If Delivered by Fax:

                                         [***]


                  9.5 No Rights of a Stockholder. The Holder shall not be entitled to any rights of a stockholder of the Company, either at law or in equity, until such time as the Holder shall have elected to convert all or a portion of this Note and the Stock shall have been issued to the Holder.

                  9.6 Lost, Stolen or Mutilated Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

                  9.7 Reserved Shares. The Company warrants that it shall take such steps as are reasonably necessary to reserve, out of the authorized and unissued Class A Common Stock, a number of shares sufficient to provide for the exercise of the rights of conversion represented by this Note. The Company agrees that all shares issuable upon conversion of this Note shall be, at the time of delivery of the certificates for such shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such shares will not give rise to preemptive rights in favor of existing shareholders.

                  9.8 Execution in Counterparts. This Note may be executed by the parties hereto signing the same instrument, or by each party hereto signing a separate counterpart or counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The parties agree that documents executed by facsimile shall be acceptable in this transaction, and the signatures thereof shall have the same force and effect as original signatures.

                  9.9 Governing Law. This Note shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of laws principles.

                  9.10 No Security. This Note is not secured by any assets of the Company.

         IN WITNESS WHEREOF, Insurion, Inc. has caused this Note to be signed in its corporate name by its President and to be dated the day and year first above written.


                                                     INSURION, INC.
Attest:



____________________________             By: __________________________________
Michael F. Beausang, Jr.,                    Michael Ashker, President
Secretary

[SEAL]


                                                          [***]
Attest:


____________________________             By: __________________________________

           [***]                                         [***]

STATE OF                            :
                                            :        SS
COUNTY OF                                   :


         On this ___ day of _________, 1998, before me, a Notary Public in the County and State aforesaid, personally appeared MICHAEL ASHKER, who, according to law, deposed and said that he is the President of INSURION, INC.; that he, being authorized to do so, duly executed the foregoing Note on behalf of said INSURION, INC. for the purposes therein contained and desired this instrument to be recorded as such.



                                                ________________________________
                                                          Notary Public

                                                My Commission Expires: _________

STATE OF                            :
                                            :        SS
COUNTY OF                                   :


         On this ___ day of _______, 1998, before me, a Notary Public in the County and State aforesaid, personally appeared [***]; that he, being authorized to do so, duly executed the foregoing Note on behalf of said [***] for the purposes therein contained and desired this instrument to be recorded as such.



                                                ________________________________
                                                          Notary Public

                                                My Commission Expires: _________

                                   ASSIGNMENT


         For value received I hereby assign, subject to the provisions of
Section 6, to _____________________________, $________________ principal amount of the Convertible Note due June 30, 2003, evidenced hereby and hereby irrevocably appoint ______________________________________, as the undersigned's duly authorized attorney to transfer the Note on the books of the within named corporation with full power of substitution in the premises.





Dated:


In the presence of:


______________________________





No purported assignment of this Note shall be effective unless the provisions of
Section 6 shall have been complied with and the Company shall have received prior written notice of, and consented to, such assignment.

                                CONVERSION NOTICE

                               TO: INSURION, INC.


The undersigned holder of this Note hereby irrevocably exercises the option to convert $______________ principal amount of such Note (which may be less than the stated principal amount thereof) into shares of Class A Common Stock of Insurion, Inc., in accordance with the terms of such Note, and directs that the shares of Class A Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Note, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Class A Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.



                           __________________________
                           Name and address of Holder



                            _________________________
                               Signature of Holder


                      Principal amount converted $________



If shares are to be issued other than to the Holder:



________________________                    ___________________________________
Name of Transferee                          Address and SS# of Transferee



                                                _______________________________



                                                _______________________________